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                                                                      EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-76621, 333-50591, and 333-89099) pertaining to the 1992
Director Stock Option Plan, 1992 Stock Option Plan, 1995 Stock Option Plan, 1994 Employee Stock Purchase Plan and Entrega Technologies, Inc. Stock Option Plan and in the Registration Statement (Form S-3 No. 33-93972) of Xircom, Inc. and in the related Prospectus of our report dated November 5, 1999, with respect to the supplemental consolidated financial statements and schedule of Xircom, Inc., included in this Current Report (Form 8-K) dated November 10, 1999.


                                     /s/ Ernst & Young LLP


Woodland Hills, California
November 10, 1999